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                                                                   Exhibit 10.14

                              EMPLOYMENT AGREEMENT

          This Agreement is made as of the 13th day of August, 1996 between Payco American, a Wisconsin corporation, with offices at 180 North Executive Drive, Brookfield, Wisconsin 53005-6066 (the "Company"), and William W. Kagel, an individual residing in the State of Wisconsin (the "Employee").

                                 R E C I T A L S

          WHEREAS, the Employee has been and is presently in the employ of the Company and is presently serving as Senior Vice President - Production of the Company;

          WHEREAS, the Employee possesses an intimate knowledge of the business and affairs of the Company and its policies, procedures, methods and personnel;

          WHEREAS, OSI Holdings Corp., Boxer Acquisition Corp. and the Company have executed and delivered an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement");

          WHEREAS, the Company desires to secure the continued services and employment of the Employee on behalf of the Company, and the Employee desires to continue in the employment of the Company, upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

          1. Employment. The Company hereby employs the Employee as Senior Vice President - Production of the Company, and the Employee accepts such employment for the term of the employment specified in Section 3 below. During the Employment Term, the Employee shall serve as Senior Vice President - Production of the Company, performing such duties as shall be reasonably required of an executive-level employee of the Company, and shall have such other powers and perform such other additional executive duties as may from time to time be assigned to him by the Company.


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          2. Performance. The Employee will serve the Company faithfully and to the best of his ability and will devote substantially all of his time, energy, experience and talents during regular business hours and as otherwise reasonably necessary to such employment, to the exclusion of all other business activities.

          3. Effectiveness; Employment Term. This Agreement shall become effective at the Effective Time (as defined in the Merger Agreement) and continue until the first anniversary date of the Effective Time, unless earlier terminated pursuant to Section 7 below (the "Employment Term").

          4. Compensation.

          (a) Salary. During the Employment Term, the Company shall pay the Employee a base salary, payable in equal monthly installments, subject to withholding and other applicable taxes, at an annual rate of Two Hundred Seventeen Thousand Nine Hundred Thirteen Dollars ($217,913). In addition, (i) the Employee shall be entitled to receive such Employee's bonus compensation (or portion thereof) for the Company's 1996 year in accordance with the past practices of the Company and (ii) if applicable, the Employee shall be entitled to receive such Employee's ratable percentage of bonus compensation, if any, for the Company's 1997 year.

          (b) Medical and Dental Health Benefits. During the Employment Term, Employee shall be entitled to medical and dental heath benefits in accordance with the Company's existing established policies for key employees.

          (c) Vacation; Sick Leave. During the Employment Term, Employee shall be entitled to vacation and sick leave in accordance with the Company's existing established policies for key employees.

          5. Expenses. During the term of this Agreement, the Employee shall be reimbursed by the Company for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with existing policies established by the Board from time to time and upon receipt of appropriate documentation.

          6. Secret Processes and Confidential Information. For the Employment Term and thereafter, (a) the Employee will not divulge, transmit or otherwise disclose (except as legally compelled by court order, and then only to the extent


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required, after prompt notice to the Company of any such order), directly or indirectly, other than in the regular and proper course of business of the Company, any confidential knowledge or information with respect to the operations or finances of the Company, such as, but not limited to, client lists, system documentation, financial documentation, and proposal information, or with respect to confidential or secret processes, services, techniques, customers or plans with respect to the Company and (b) the Employee will not use, directly or indirectly, any confidential information for the benefit of anyone other than the Company; provided, however, that the Employee has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by the Employee. All new processes, techniques, know-how, inventions, plans, products, patents and devices developed, made or invented by the Employee, alone or with others, while an employee of the Company, shall be and become the sole property of the Company, unless released in writing by the Company, and the Employee hereby assigns any and all rights therein or thereto to the Company.

          During the term of this Agreement and thereafter, Employee shall not willfully take any action to disparage or criticize to any third parties any of the services of the Company or to commit any other action that injures or hinders the business relationships of the Company.

          All files, records, documents, memorandums, notes or other documents relating to the business of Company, whether prepared by Employee or otherwise coming into his possession in the course of the performance of his services under this Agreement, shall be the exclusive property of Company and shall be delivered to Company and not retained by Employee upon termination of this Agreement for any reason whatsoever.

          7. Termination. The employment of the Employee hereunder shall automatically terminate at the end of the Employment Term, as provided in
Section 3. The employment of the Employee hereunder may also be terminated at any time by the Company with or without "cause". For purposes of this Agreement, "cause" shall mean: (i) embezzlement, theft or other misappropriation of any property of the Company or any subsidiary, (ii) gross or willful misconduct resulting in substantial loss to the Company or any subsidiary or substantial damage to the reputation of the Company or any subsidiary, (iii) any act involving moral turpitude which if


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the subject of a criminal proceeding could reasonably result in a conviction for a felony involving moral turpitude, fraud or misrepresentation, (iv) gross breach of his fiduciary obligations to the Company or any subsidiary, (v) a breach of his covenant not to compete, or (vi) any chemical dependence which materially affects the performance of his duties and responsibilities to the Company or any subsidiary.

          8. Severance.

               (a) Termination Without "Cause". If the Employee's employment is terminated by the Company without "cause", the Employee shall be entitled to receive his base salary and any unpaid bonus as provided in Section 4(a), for the period from the date of termination until the first anniversary of the Effective Time (the "Severance Period"), provided that if at any time during the Severance Period the Employee shall obtain other employment, the Company's obligation to pay severance under this Section 8(a) shall automatically be reduced from the date of commencement of such other employment until the termination of the Severance Period to an amount equal to the ratable difference between the Employee's base salary and any unpaid bonus under Section 4(a) and the base salary and any unpaid bonus earned by Employee in such other employment. The Employee shall not be an employee of the Company during the Severance Period, and except for such severance payment or as otherwise required by law, shall not be entitled to any compensation or benefits under Section 4(a), 4(b) or 4(c) with respect to the Severance Period.

               (b) Termination "For Cause". If the Employee's employment is terminated by the Company "for cause", the Employee shall not be entitled to severance compensation.

          9. Notice. Any notices required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the following addresses:

               If to the Employee:

                             c/o Payco American Corporation
                             180 North Executive Drive
                             Brookfield, Wisconsin  53005-6066


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               If to the Company:

                             Payco American Corporation
                             180 North Executive Drive
                             Brookfield, Wisconsin  53005-6066

               With a copy to:

                             McCown De Leeuw & Co.
                             101 East 52nd Street
                             31st Floor
                             New York, New York 10022
                             Attention: David E. King

          10. General.

          (a) Governing Law; Jurisdiction. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York applicable to contracts executed and to be performed entirely within said State. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the jurisdiction of said courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the respective parties to this Agreement.

          (b) Assignability. The Employee may not assign his interest in or delegate his duties under this Agreement. Notwithstanding anything else in this Agreement to the contrary, the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation succeeding to all or substantially all of the business or assets of the Company by purchase, merger or consolidation.

          (c) Enforcement Costs. In the event that either the Company or the Employee initiates an action or claim to enforce any provision or term of this Agreement, the costs and expenses (including attorney's fees) of the prevailing party shall be paid by the other party, such party to be deemed to have prevailed if such action or claim is concluded


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pursuant to a court order or final judgment which is not subject to appeal, a settlement agreement or dismissal of the principle claims.

          (d) Binding Effect. This Agreement is for the employment of Employee, personally, and for the services to be rendered by him must be rendered by him and no other person. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

          (e) Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

          (f) Duration. Notwithstanding the term of employment hereunder, this Agreement shall continue for so long as any obligations remain under this Agreement.

          (g) Survival. The covenants set forth in Section 6 of this Agreement shall survive and shall continue to be binding upon Employee as set forth in such Sections notwithstanding the termination of this Agreement for any reason whatsoever. The covenants set forth in Section 6 of this Agreement shall be deemed and construed as separate agreements independent of any other provision of this Agreement. The existence of any claim or cause of action by Employee against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of any or all covenants.

          (h) Remedies. The parties recognize that the performance of the obligations under Section 6 of this Agreement by the Employee is special, unique and extraordinary in character, and that in the event of the breach by the Employee of the terms and conditions of Section 6 of this Agreement, the Company or any of its Affiliates shall be entitled to (a) institute and prosecute proceedings in any court of competent jurisdiction to enforce the specific performance hereof by the Employee or to enjoin the Employee from engaging in any activities prohibited hereunder or (b) pursue any other remedy available at law or in equity.


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          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.

                                        PAYCO AMERICAN CORPORATION

                                        By: /s/ Dennis G. Punches
                                           ----------------------------
                                           Name: Dennis G. Punches
                                           Title: Chairman

                                        EMPLOYEE

                                          /s/ William W. Kagel
                                        -------------------------------
                                        William W. Kagel